     As Filed with the Securities and Exchange Commission on March 11, 1998
                                                      Registration No. 333-29491
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             FAC REALTY TRUST, INC.
               (Exact name of registrant as specified in charter)

             MARYLAND                                         56-1819372
      (State or other jurisdiction                         (I.R.S. Employer
             of incorporation)                             Identification No.)

                              11000 REGENCY PARKWAY
                                    SUITE 300
                           CARY, NORTH CAROLINA 27511
                                 (919) 462-8787
                          (Address, including zip code,
                         of principal executive offices)

                             FAC REALTY TRUST, INC.
                       1993 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                             FAC REALTY TRUST, INC.
                           1996 RESTRICTED STOCK PLAN
                            (Full title of the Plan)

                             FAC REALTY TRUST, INC.
                   1997 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

            C. CAMMACK MORTON, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             FAC REALTY TRUST, INC.
                              11000 REGENCY PARKWAY
                                    SUITE 300
                           CARY, NORTH CAROLINA 27511
                                 (919) 462-8787
            (Name, address, including zip code, and telephone number
                              of agent for service)

                                    COPY TO:
                              BRAD S. MARKOFF, ESQ.
                                ALSTON & BIRD LLP
                          RALEIGH, NORTH CAROLINA 27612
                                 (919) 420-2200
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (File No. 333-29491) of FAC Realty, Inc., a Delaware corporation formerly named Factory Stores of America, Inc. (the "Delaware Company"), which Registration Statement registers securities issued pursuant to the 1993 Employee Stock Incentive Plan, the 1996 Restricted Stock Plan and the 1997 Qualfied Employee Stock Purchase Plan, is filed pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), by FAC Realty Trust, Inc., a Maryland corporation (the "Maryland Company"). In connection with the Reincorporation Merger (as defined below), the Maryland Company hereby adopts this Registration Statement as its own for all purposes of the 1933 Act and the Securities Exchange Act of 1934, as amended.

                           DESCRIPTION OF TRANSACTION

         Pursuant to an Agreement and Plan of Merger between the Delaware Company and the Maryland Company dated as of December 15, 1997 (the "Plan of Merger"), on December 16, 1997 (the "Effective Time"), the Delaware Company merged with and into the Maryland Company, with the Maryland Company as the surviving corporation (the "Reincorporation Merger"). As a result of the Reincorporation Merger, each share of the Delaware Company's common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Maryland Company.

         The Reincorporation Merger and related transactions are described in the proxy statement of the Delaware Company dated November 7, 1997 and were approved by the Delaware Company's shareholders at a special meeting on December 16, 1997.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Delaware Company with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act are incorporated herein by reference and made a part hereof:

A. The Delaware Company's annual report on Form 10-K for the year ended December 31, 1996 (as amended on Form 10-K/A on April 16, 1997);

B. The Delaware Company's quarterly reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1997;

C. The Delaware Company's current reports on Form 8-K, dated June 27, 1996, February 19, 1997, April 11, 1997 (as amended on May 19, 1997)
         and September 10, 1997 ; and

D. The description of the Delaware Company's Common Stock included in the Delaware Company's Registration Statement on Form 8-A, dated May 19, 1993.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's officers and directors are, and will be, indemnified against certain liabilities in accordance with the Maryland General Corporation Law ("Maryland law"), the Articles of Incorporation and bylaws of the Company. The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reasons of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the .proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8.  EXHIBITS

Exhibit No.       Description
4.1               Articles of Incorporation (incorporated by reference to the Delaware Company's Proxy Statement dated November 7, 1997)
4.2               Bylaws (incorporated by reference to the Delaware Company's Proxy Statement dated November 7,
                  1997)
5.1               Opinion of Alston & Bird LLP regarding the legality of the shares of Common Stock being registered
23.1              Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.2*             Accountant's Consent
24.1              Power of Attorney (contained on signature page hereto)

* To be filed by amendment.


ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

         Provided, however, that the undertakings set forth in paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on March 11, 1998.

                                    FAC REALTY TRUST, INC.

                                    By:   /S/ C. Cammack Morton
                                          ---------------------
                                          C. Cammack Morton
                                          President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of FAC Realty Trust, Inc., hereby severally constitute C. Cammack Morton and Patrick M. Miniutti and each of them singly, our true and lawful attorneys with full power to them, es and our capacities as officers and directors to enable FAC Realty Trust, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


    Signature                               Title                                       Date
/S/ C. Cammack Morton                       President and Chief Executive               March 11, 1998
------------------------------              Officer
C. Cammack Morton


/S/ Patrick M. Miniutti                     Executive Vice President and                March 11, 1998
-------------------------------             Chief Financial Officer
Patrick M. Miniutti


/S/ Robert O. Amick                        Director                                    March 11, 1998
-----------------------------
Robert O. Amick


/S/ William D. Eberle                       Director                                    March 11, 1998
------------------------------
William D. Eberle


/S/ J. Richard Futrell, Jr.                 Director                                    March 11, 1998
-------------------------------
J. Richard Futrell, Jr.


/S/ John W. Gildea                                                                      March 11, 1998
-------------------------------
John W. Gildea                              Director


/S/ Theodore E. Haigler, Jr.                                                            March 11, 1998
----------------------------
Theodore E. Haigler, Jr.                    Director
